                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated August 8, 2000 relating to the consolidated financial statements and financial statement schedule, which appear in Cisco Systems, Inc.'s Annual Report on Form 10-K for the year ended July 29, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Jose, California
December 1, 2000